EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and

Stockholders of Terra Tech Corp.:

We consent to incorporation in this Form 10-K of Terra Tech Corp. and Subsidiaries (“Terra Tech Corp.”) of our report dated March 16, 2018, with respect to the audit of Terra Tech Corp.’s Consolidated Statements of Operations, Stockholders’ Equity, and Cash Flows for the fiscal year ended December 31, 2015.

/s/ Benjamin & Young, LLP

Benjamin & Young, LLP

Irvine, California

March 16, 2018